Exhibit 10.21

Fiscal Year 2007
Criteria For Performance Evaluation
Of The CEO

1.                  The CEO will direct the operation of the company in such a way as to achieve the fiscal year ’07 projected earnings per share of $__.

2.                  The CEO will direct the operation of the company in such a way as to achieve fiscal year ’07 projected sales of $__ billion.

3.                  The CEO will oversee the successful rollout of the Sales and Business Strategy organization changes _________________________________.

4.                  Improve the overall diversity of Cintas salaried partners _____________
_____________________________________________________________.

5.                  The CEO will focus the necessary resources to achieve the total company sales rep turnover goal of ___%.